IRREVOCABLE PROXY

                  I hereby irrevocably appoint Ronald E. Spears, on behalf of Hungarian Telephone and Cable Corp. ("HTCC"), and HTCC, and each of them, with full power of substitution, delegation or designation, and, in case of substitution, delegation, or designation, such substitute(s), delegate(s) or designee(s), as attorneys and agents for me and, in my name, place and stead, to vote as my proxy at meetings of the stockholders of HTCC upon any proposal which may be brought before such meetings, including the election of Directors, and to consent to any proposal which may be presented for approval by written consent in lieu of meetings, in the same manner and extent, and to exercise all other powers that I might have, were I personally present.

                  I mandate my proxy to exercise, at its and his discretion, at any meeting of the stockholders of HTCC, or by written consent in lieu of meetings, all of the voting rights attached to all shares I own, hold or have the right or power to vote in the capital stock of HTCC (all of the shares I currently own, hold or have the right or power to vote as of the date hereof, plus all such shares or voting rights I may acquire, hold or have hereafter being the "Shares") and to vote such Shares in its and his discretion with respect to any proposal that may come before meetings or be presented for approval by written consent.

                  This proxy shall be effective and irrevocable for six years from the date hereof. This proxy shall remain in full force and effect and be enforceable against any donee, transferee or assignee of any of my Shares (except for a purchaser who acquires such Shares on a publicly traded exchange). I hereby revoke any and all proxies and voting instructions with respect to any of my Shares previously given, and I agree that I will not, nor will I permit any entity under my control, or any donee, transferee or assignee to, deposit any of my Shares in a voting trust or subject any of my Shares to any arrangement with respect to the voting of my Shares inconsistent with this proxy.

                  This proxy is given in connection with the Termination and Release Agreement, the Consulting Agreement and the Noncompetition Agreement, each between the undersigned and HTCC, the Letter of Credit opened by HTCC with Citibank, N.A., and the Guaranty executed by CU CapitalCorp., each dated the date hereof. By this proxy I hereby undertake to do all acts necessary and to sign all documents which may be necessary or useful to give effect to this proxy and to the actions taken pursuant hereto or at any annual or special meeting of shareholders of HTCC or pursuant to any request for written consent.

Dated: July 26, 1996.

                                               -----------------------------
                                                     Donald K. Roberton